CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2026, relating to the financial statements and financial highlights of Aptus Collared Investment Opportunity ETF, Aptus Deferred Income ETF, Aptus Defined Risk ETF, Aptus Drawdown Managed Equity ETF, Aptus Enhanced Yield ETF, Aptus International Enhanced Yield ETF, Aptus Large Cap Enhanced Yield ETF, Aptus Large Cap Upside ETF, Opus Small Cap Value ETF, Aptus Laddered Buffer ETF, Aptus January Buffer ETF, Aptus April Buffer ETF, Aptus July Buffer ETF, and Aptus October Buffer ETF, each a series of ETF Series Solutions, which are included in Form N-CSR for the year or period ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
August 26, 2026